Post-Effective Amendment No. 1 to Registration Nos. 333-106681 and 333-68456

                As filed with the Securities and Exchange Commission on December 5, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENTS

UNDER

THE SECURITIES ACT OF 1933

__________

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3122182 (I.R.S. Employer Identification No.)

300 Tice Boulevard Woodcliff Lake, New Jersey (Address of principal executive offices)	07677 (Zip Code)

2001 PERFORMANCE EQUITY PLAN

(Full title of the plan)

Scott Tarriff, Chief Executive Officer and President

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(Name and address of agent for service)

(201) 802-4000

(Telephone number, including area code, of agent for service)

Copies of all communications to:

Stephen R. Connoni, Esq.

Kirkpatrick & Lockhart Nicholson Graham LLP

599 Lexington Avenue

New York, New York 10022

(212) 536-3900

DEREGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-106681) and to the Registration Statement on Form S-8 (File No. 333-38456) (the “2001 Plan Registration Statements”) is filed for the purpose of acknowledging and advising that (i) Par Pharmaceutical Companies, Inc. (the “Registrant”) has replaced the Registrant’s 2001 Performance Equity Plan (the “2001 Plan”) with the Registrant’s 2004 Performance Equity Plan (the “2004 Plan”) and (ii) the Registrant has filed a new Registration Statement on Form S-8 on December 5, 2005 for the 2004 Plan (the “2004 Plan Registration Statement”).  The 2004 Plan Registration Statement registers 5,159,972 shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”).  The Registrant hereby carries forward to the 2004 Plan Registration Statement (and that Registration Statement shall be deemed to register and apply to) an additional 4,090,480 shares of Common Stock previously registered under the 2001 Plan Registration Statements, but not issued or otherwise allocated to outstanding awards under the 2001 Plan (the “Unallocated Shares”).  As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 2001 Plan after the effective date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey, on this 5th day of December 2005.

PAR PHARMACEUTICAL COMPANIES, INC.

By:

/s/ Scott Tarriff

Scott Tarriff
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person, whose signature appears below, constitutes and appoints Scott Tarriff and Dennis J. O’Connor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to these Registration Statements and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his subst itute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed these Registration Statements below.

Signature	Capacity	Date
/s/ Mark Auerbach Mark Auerbach	Executive Chairman of the Board of Directors	December 5, 2005

/s/ Scott Tarriff Scott Tarriff	Chief Executive Officer, President and Director (Principal Executive Officer)	December 5, 2005

/s/ Dennis J. O’Connor Dennis J. O’Connor	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	December 5, 2005

/s/ John D. Abernathy John D. Abernathy	Director	December 5, 2005

/s/ Arie Gutman Arie Gutman	Director	December 5, 2005

/s/ Peter S. Knight Peter S. Knight	Director	December 5, 2005

/s/ Ronald N. Nordmann Ronald M. Nordmann	Director	December 5, 2005

/s/ Peter W. Williams Peter W. Williams	Director	December 5, 2005

/s/ L. William Seidman L. William Seidman	Director	December 5, 2005

/s/ Joseph E. Smith Joseph E. Smith	Director	December 5, 2005